UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 5, 2016 (December 29, 2015)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan from Comstock Growth Fund II to Comstock Holding Companies, Inc.

Effective as of December 29, 2015, Comstock Holding Companies, Inc. (the “Company”) entered into a revolving line of credit promissory note (the “Promissory Note”) with Comstock Growth Fund II, L.C. (“CGF”) whereby CGF II made a loan to the Company in the initial principal amount of $5 million and a maximum amount available for borrowing of up to $10 million with a two year term, which may be extended an additional year upon payment of a $10,000 extension fee (the “Loan”). The interest rate is ten percent (10%) per annum, and interest payments will be paid in kind quarterly for the first year, and then paid current quarterly in arrears beginning March 31, 2017. The Company pays an origination fee of one percent (1%) on the amount of the advance, up to an aggregate amount of $100,000, and a maintenance fee of one quarter of one percent (0.25%) of the average outstanding balance of the Loan on a quarterly basis.

The capital provided to the Company by the Loan will be used by the Company (i) to capitalize the Company’s current and future development pipeline, (ii) to repay all or a portion of the Company’s prior private placements; and (iii) for general corporate purposes.

The foregoing description of the material terms of the Promissory Note is qualified in its entirety by reference to the full text of the Promissory Note, which will be filed as an exhibit to the Company’s Form 10-K for the year ending December 31, 2015.

Private Placement by Comstock Growth Fund II, L.C.

Also effective as of December 29, 2015 and simultaneously with the entry into the Promissory Note, CGF II entered into a subscription agreement with Comstock Development Services, LC (“CDS”), an entity wholly-owned by Christopher Clemente, the Chief Executive Officer of the Company, pursuant to which CDS purchased membership interests in CGF II (the “Interests”) for an initial aggregate principal amount of $5 million.

The Interests are governed by the Operating Agreement of CGF II entered into by the Company and CDS (the “Operating Agreement”). The Operating Agreement contains terms and provisions governing CGF II, including distributions to CDS, representations and covenants of CDS and the Company, and limitations on liability. In addition, the Operating Agreement provides that CDS is entitled to all distributable cash flow of CGF II, primarily consisting of the interest and fees paid under the Loan. The Company is the initial manager of CGF II but does not own any Interests.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2016

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer